Exhibit 10.6

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of November 4, 2022, by and among the investors listed on Schedule A hereto (each, an “Investor”, and collectively, the “Investors”), iSun, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule B hereto (each, a “Stockholder”, and collectively, including on behalf of affiliated entities and/or one or more funds or accounts managed by a Stockholder the “Stockholders”). Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Purchase Agreement (as defined below).

BACKGROUND

A. The execution and delivery of this Agreement by the Stockholders is a material inducement to the willingness of the Investors to enter into that certain Securities Purchase Agreement, dated as of November 4, 2022 (the “Purchase Agreement”), by and among the Company and the Investors, pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Investors will purchase Securities.

B. Each Stockholder understands and acknowledges that the Company and Investors are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

In consideration of the promises and the covenants and agreements set forth in the Purchase Agreement and in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Shares Subject to this Agreement; Transfer Restrictions.

(a) The Stockholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them and/or over which they exercise voting control as of the date of this Agreement and any other shares of voting capital stock of the Company legally or beneficially held or acquired by them after the date hereof or over which they exercise voting control (the “Shares”) subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

(b) Until the termination of this Agreement, or unless a proposed transferee agrees to be bound by the terms of this Agreement, or with respect to a transfer to the Company or pursuant a Rule 10b5-1 plan in existence upon the date of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger or operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or operation of law) or other disposition of any Shares. The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in this Section 1(b).

1

2. Agreement to Vote Shares.

(a) In any annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, at which the transactions contemplated by the Purchase Agreement are presented to the Company’s stockholders for approval, each Stockholder agrees that it will vote, by proxy or otherwise, the Shares (i) in favor of the transactions contemplated by the Purchase Agreement and any matter that would reasonably be expected to facilitate such transactions, and (ii) against approval of any proposal made in opposition to the transactions contemplated by the Purchase Agreement. The Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) of this Section 2(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

(c) In the event that a meeting of the stockholders of the Company is held, each Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder’s Shares to be counted as present thereat for purposes of establishing a quorum.

(d) Irrevocable Proxy.

(i) Each Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, the Company, and any individual designated in writing by it, and each of them individually, as the Stockholder’s sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Stockholder’s name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, clauses (i) and (ii) of Section 2(a). The Stockholder may vote the Shares on all other matters not contemplated by clauses (i) and (ii) of Section 2(a).

(ii) Each Stockholder understands and acknowledges that the Investors and the Company are entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(d) constitutes an inducement for the Investors and the Company to enter into the Purchase Agreement. Except as otherwise provided for herein, the Stockholder hereby (a) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (b) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof; and (c) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

(iii) Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective or ineffective ab initio All authority conferred herein shall be binding upon and enforceable against any successors or assigns of the Stockholder and any transferees of the Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 6(m).

2

3. Representations, Warranties and Other Covenants of Stockholder. Each Stockholder, as to itself and not with respect to any other Stockholder, hereby represents, warrants and covenants to the Company and to each Investor as follows:

(a) Stockholder is the legal or beneficial owner of, and has the power to vote that number of issued and outstanding shares of the Company’s Common Stock set forth on the signature page hereto. The Shares set forth next to Stockholder’s name on the signature page hereof are owned free of any encumbrance that would preclude Stockholder from exercising his, her or its voting power as provided in Section 2 or otherwise complying with the terms hereof.

(b) Stockholder has all requisite power, legal capacity and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any agreement to which Stockholder is a party or by which any of such Stockholder’s assets are bound or (ii) violate any order, writ, injunction, decree, judgment or any applicable law applicable to Stockholder or any of such Stockholder’s assets, except for any such conflict, violation or any failure to obtain such consent, waiver or approval that would not result in the Stockholder being able to perform its obligations under this Agreement.

(d) Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, or the approval of the Purchase Agreement by the Company’s Board of Directors, breaches any fiduciary duty of the Board of Directors or any member thereof.

(e) Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respects or in any way have the effect of restricting, limiting, interfering with, preventing or disabling Stockholder from performing his, her or its obligations in any material respects under this Agreement.

4. Confidentiality. Except as required by applicable law, each Stockholder, until such time as the transactions contemplated by the Purchase Agreement are required to be publicly disclosed by the Company as described in Section 4.6 of the Purchase Agreement, will maintain the confidentiality of any information regarding this Agreement, the Purchase Agreement and the transactions contemplated thereby. Neither each Stockholder, nor any of its respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Purchase Agreement or the transactions contemplated thereby without the prior written consent of the Company, except as may be required by law or by any listing agreement with, or the policies of, The NASDAQ Stock Market, in which circumstance such announcing party shall make all reasonable efforts to consult with the Company in advance of such publication to the extent practicable.

3

5. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

6. Miscellaneous.

(a) Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to iSun, Inc., 400 Avenue D, Suite 10, Williston, Vermont 05494, Attn: John Sullivan, telephone number: (802) 658-3378 extension 242, with a copy to Merritt & Merritt, 60 Lake Street. 2nd Floor, P.O. Box 5839, Burlington, Vermont 05402, Attn: H. Kenneth Merritt, Jr. Esq. and as to any Stockholder at the address and facsimile number set forth below such Stockholder’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, email address, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Stockholder and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof’, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(d) Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e) Specific Performance; Injunctive Relief. The parties hereto agree that the Company and the Investors will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company or the Investors upon any such violation of this Agreement, the Company and the Investors each acting alone or together shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company or the Investors at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

4

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(g) Entire Agreement; Nonassignability; Parties in Interest Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute an inducement and condition to the Investors entering into the Purchase Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by each Stockholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company to any affiliate of the Company without the consent of or any action by Stockholder upon notice by the Company to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(h) Additional Documents. Stockholder shall execute and deliver any additional documents necessary or desirable in the reasonable opinion of the Company to carry out the purpose and intent of this Agreement.

(i) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(k) Governing Law; Consent to Jurisdiction. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

(l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

5

(m) Termination. This Agreement shall terminate and shall have no further force or effect from and after the earlier to occur of (i) date upon which the stockholders of the Company, at any annual, special or adjourned meeting of the stockholders of the Company, or by written consent in lieu of any such meeting, vote upon or consent to approve the transactions contemplated by the Purchase Agreement (the “Stockholder Approval”), and (ii) November 4, 2023, unless the Stockholder agrees in writing to a further extension to this Agreement, and thereafter there shall be no liability or obligation on the part of the Stockholders, provided, that no such termination shall relieve any party from liability for any willful or intentional breach of this Agreement prior to such termination. In addition, Section 1 of this Agreement shall cease to apply and will have no further force or effect upon the date that is one day after the record date for the stockholder meeting or written consent in lieu of such meeting to obtain the Stockholder Approval.

(n) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

[COMPANY SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

COMPANY

iSUN, INC.

By:	/s/ Jeffrey Peck

Name:	Jeffrey Peck

Title:	Chief Executive Officer

7

[INVESTOR SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

ANSON INVESTMENTS MASTER FUND LP

By:	/s/ Amin Nathoo

Name:	Amin Nathoo

Title:	Director, Anson Advisors

ANSON EAST MASTER FUND LP

By:	/s/ Amin Nathoo

Name:	Amin Nathoo

Title:	Director, Anson Advisors

8

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ Thomas A. Berry

Thomas A. Berry, individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

33,277 shares of authorized Common Stock

9

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ John P. Comeau

John P. Comeau, individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

29,749 shares of authorized Common Stock

10

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ Charles B. Curtis, Jr.

Charles B. Curtis, Jr., individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

77,983 shares of authorized Common Stock

11

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ James Moore

James Moore, individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

469,394 shares of authorized Common Stock

12

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ Frederick A. Myrick, Jr.

Frederick A. Myrick, Jr., individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

628,487 shares of authorized Common Stock

13

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

/s/ Jeffrey Peck

Jeffrey Peck, individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

1,356,974 shares of authorized Common Stock

14

[STOCKHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

Veroma, LLC

By:	/s/ Michael d’Amato
Name:	Michael d/Amato
Title:	President

Veroma, LLC, individually and on behalf of affiliated entities

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

163,318 shares of authorized Common Stock

15